AGREEMENT, dated as of January 28, 2004, by and between MediaBay, Inc., a Florida corporation (the "Company"), Norton Herrick ("Herrick") and Huntingdon Corporation ("Huntingdon").

                               W I T N E S S E T H

      WHEREAS, the Company requires financing to meet its working capital requirements and is seeking to raise up to $4,500,000 in debt financing;

      WHEREAS, the Company has entered into a Financial Advisory and Investment Banking Agreement (the "Advisory Agreement") with Duncan Capital LLC ("Duncan") for Duncan to identify sources of financing;

      WHEREAS, pursuant to the Advisory Agreement, Rockwood, Inc. (the "Placement Agent"), a broker-dealer licensed by the SEC and NASD, as designee of Duncan, will act as placement agent in connection with the private offering (the "Financing") of convertible notes (the "Convertible Notes") and warrants;

      WHEREAS, the Company has issued and outstanding convertible promissory notes in the principal amounts of $1,000,000, $500,000 and $150,000 (collectively, the "Huntingdon Notes") to Huntingdon Corporation ("Huntingdon"), which are convertible into shares of the Company's Common Stock at a rate of one share per $2.00, $1.82 and $2.00 principal amount, respectively;

      WHEREAS, the Company has other issued and outstanding convertible promissory notes in the principal amounts of (i) $2,500,000, $800,000 and $350,000 to Huntingdon, (ii) $1,984,250 to Herrick, and (iii) $500,000 to N.
Herrick Irrevocable ABC Trust (the "NH Trust"), of which Herrick is the sole beneficiary and Howard Herrick, a director of the Company, is the sole trustee (such notes referred to herein with the Huntingdon Notes as, the "Existing Notes");

      WHEREAS, the Existing Notes (other than the $800,000 principal amount Existing Notes issued to Huntingdon, the $500,000 principal amount Existing Notes issued to the NH Trust and the $1,984,250 principal amount Existing Note issued to Herrick) are senior to or pari passu with all other debt of the Company and all of the Existing Notes held by Herrick and Huntingdon have a security interest (pari passu or subordinated only to the security interest granted to the Company whose debt would be satisfied with the proceeds of the Financing under the Company's credit agreement) in certain of the Company's assets and certain of the assets of the Company's subsidiaries, to secure the Company's obligations under the Existing Notes;

      WHEREAS, the consent of Huntingdon, Herrick and the Trust is required for the Company to complete the Financing;

      WHEREAS, the Placement Agent and purchasers of Convertible Notes in the Financing require Herrick and Huntingdon to grant to the purchasers certain rights with respect to the Existing Notes held by Herrick and Huntingdon, including the rights to receive any funds received under the Existing Notes and the related security agreements upon certain Events of Defaults under the Convertible Notes pursuant to a letter agreement in the form attached as Exhibit A (the "Letter Agreement"), for Herrick and Huntingdon to execute Powers-of-Attorney relating to the Letter Agreement in the form of Exhibit B hereto (the "Powers"), for Herrick and the Trust to grant certain proxies to vote their shares of voting stock of the Company for specified purposes in substantially the form of Exhibit C hereto (the "Proxies") and for Herrick, Huntingdon and the Trust to execute lock-up agreements in the form of Exhibit D hereto (the "Lock-up");

      WHEREAS, in consideration for Herrick's, Huntingdon's and the Trust's consent to the Financing (in the form substantially the form of Exhibit E hereto, the "Consents") and agreement to execute such documents in form reasonably satisfactory to the Placement Agent and Herrick to effect the foregoing resolution, upon receipt of Shareholders' Approval (defined below), the Corporation shall issue new notes (the "New Notes") in exchange for the Huntingdon Notes, with the same terms as the Huntingdon Notes, except that the conversion price of the New Notes issued in exchange for the Huntingdon Notes shall be $1.27, the last sale price of the Common Stock on the date hereof;

      WHEREAS, pursuant to Rule 4350(i) of the Rules of Nasdaq, the Company is required to obtain approval from its shareholders for the transactions contemplated by this Agreement, including the issuance of the New Notes, including the issuance of the New Notes (the "Shareholder Approval"); and

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the undersigned hereby agree as follows:

      1. Covenants of Herrick and Huntingdon.

            (a) Herrick agrees to execute the Letter Agreement, Powers, a Proxy, a Lock-up and a Consent.

            (b) Huntingdon agrees to execute a Letter Agreement, a Power, a Lock-up and a Consent.

            (c) The NH Trust agrees to execute a Proxy, a Lock-up and a Consent.

      2. Covenant of the Company. The Company agrees to recommend to the Company's shareholders in the proxy statement relating to its 2004 Annual Meeting to authorize the Shareholder Approval and to take all such other actions as necessary to obtain the Shareholder Approval.

      3. Issuance of the New Notes. The Company agrees that upon obtaining Shareholder Approval it will issue the New Notes to Huntingdon in exchange for the Huntingdon Notes.

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

      4. Recitals. The Whereas clauses recited above are integral part of this Agreement and are incorporated into this Agreement as though they were fully set forth herein.

      5. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, facsimile signatures shall be effective and binding as original signatures.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement, effective as of the date first written above.

                                         MEDIABAY, INC.


                                         By:  /s/ John Levy
                                             -----------------------------------
                                             John Levy, Executive Vice President
                                             and Chief Financial Officer


                                             /s/ Norton Herrick
                                             -----------------------------------
                                             Norton Herrick


                                             HUNTINGDON CORPORATION


                                       By:  /s/ Norton Herrick
                                            ------------------------------------
                                            Norton Herrick, President

                                            N. HERRICK IRREVOCABLE ABC TRUST


                                       By:  /s/ Norton Herrick
                                            ------------------------------------
                                            Howard Herrick, Trustee

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